EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 9, 2001 relating to the consolidated financial statements, which appears in The 3DO Company's Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
February 26, 2002